                                                                       EXHIBIT 3

                                      PROXY

         Each of the undersigned stockholders of quepasa.com, inc., a Nevada corporation (the "Company"), does hereby make, constitute and appoint Michael Silberman or his designee the true and lawful attorney-in-fact and proxy of the undersigned for and in his or its name, place and stead to attend the 2002 Annual Meeting of the stockholders of the Company scheduled to be held on February 28, 2002, or any adjournment or adjournments thereof (the "2002 Annual Meeting") and to vote, in the attorney-in-fact's sole discretion, all of the shares of the Company"s Common Stock, par value $0.001 per share, that the undersigned own (the "Shares"), in connection with (i) any matter that is identified in the Company's Proxy Statement for the 2002 Annual Meeting or (ii) procedural matters that otherwise properly come before the 2002 Annual Meeting; provided, however, that the foregoing grant of proxy is conditioned upon the execution, delivery and performance of the Agreement and Release among the undersigned and Michael Silberman, Mark Kucher, Kevin Dieball, and Jeffrey Peterson of even date herewith (the "Agreement and Release").

         This proxy will continue in force until the earlier of (i) one year from the date hereof, (ii) any breach of the Agreement and Release, (iii) the ineffectiveness for any reason of the Agreement and Release or (iv) the conclusion of the 2002 Annual Meeting. This proxy may not be terminated except as provided above. This proxy may not be amended without the prior written consent of each of the undersigned and the attorney-in-fact. This proxy supercedes any previously granted proxy relating to the Shares.

         GIVEN at 7:30 a.m. this 30th day of January, 2002.


                                    VERDE CAPITAL PARTNERS, LLC

                                    /s/ Ernest C. Garcia
                                    ------------------------------------
                                    ERNEST C. GARCIA II, PRESIDENT


                                    VERDE REINSURANCE COMPANY, LTD.

                                    /s/ Ernest C. Garcia
                                    ------------------------------------
                                    ERNEST C. GARCIA II, PRESIDENT


                                    VERDE INVESTMENTS, INC.

                                    /s/ Ernest C. Garcia
                                    ------------------------------------
                                    ERNEST C. GARCIA II, PRESIDENT


                                    ERNEST C. GARCIA II

                                    /s/ Ernest C. Garcia
                                    ------------------------------------